SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 31, 2001

Delphi Automotive Systems Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-14787	38-3430473

(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, Michigan	48098

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 813-2000

ITEM 5. OTHER EVENTS.

      Delphi Automotive Systems Corporation (the “Company”) has registered Debt Securities (the “Debt Securities”) pursuant to Registration Statement No. 333-73285, as amended (the “Registration Statement”). The Debt Securities were registered on Form S-3 to be offered on a delayed or continuous basis pursuant to Rule 4l5 under the Securities Act of 1933.

      On May 31, 2001, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Bear, Stearns & Co. Inc. and Credit Suisse First Boston Corporation, as representatives of the several underwriters named therein, relating to an offering by the Company of Debt Securities under the Registration Statement consisting of $500,000,000 in aggregate principal amount of 6.55% Notes due 2006 (the “Notes”). The Underwriting Agreement incorporates by reference the terms of a Form of Underwriting Agreement Standard Provisions (Debt Securities) dated April 28, 1999 (the “Standard Provisions”), which has been previously filed with the SEC. The Notes will be issued under an Indenture, dated as of April 28, 1999, between the Company and Bank One Trust Company, N.A., as successor in interest to The First National Bank of Chicago, as trustee (the “Trustee”), a form of which was filed as Exhibit 4.1 to the Registration Statement. Each of the (i) Underwriting Agreement, (ii) the terms of the Notes, including the forms of Notes, (iii) an opinion of Drinker Biddle & Reath LLP, counsel to the Company, as to the legality of the Notes and (iv) an opinion of Drinker Biddle & Reath LLP, counsel to the Company, as to certain tax matters relating to the Notes is being filed as an exhibit to this report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (c) Exhibits.

1.1	Form of Underwriting Agreement Standard Provisions (Debt Securities) dated April 28, 1999 (incorporated by reference to Exhibit 1.1 to the Company's Current Report on Form 8-K filed with the SEC on May 3, 1999)

1.2	Underwriting Agreement dated as of May 31, 2001 between the Company and Bear, Stearns & Co. Inc. and Credit Suisse First Boston Corporation, as representatives of the several underwriters named therein

4.1	Terms of the Securities, including the forms of Notes

5.1	Opinion of Drinker Biddle & Reath LLP, counsel to the Company, as to the legality of the Notes

8.1	Opinion of Drinker Biddle & Reath LLP, counsel to the Company, as to certain tax matters relating to the Notes

23.1	Consent of Drinker Biddle & Reath LLP (contained in Exhibits 5.1 and 8.1)

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI AUTOMOTIVE SYSTEMS CORPORATION

June 4, 2001	By:	/s/ Paul R. Free Paul R. Free Chief Accounting Officer and Controller

EXHIBIT INDEX

NO.	DESCRIPTION

1.2	Underwriting Agreement dated as of May 31, 2001 between the Company and Bear, Stearns & Co. Inc. and Credit Suisse First Boston Corporation, as representatives of the several underwriters named therein

4.1	Terms of the Securities, including the forms of Notes

5.1	Opinion of Drinker Biddle & Realth LLP, counsel to the Company, as to the legality of the Notes

8.1	Opinion of Drinker Biddle & Realth LLP, counsel to the Company, as to certain tax matters relating to the Notes